EXHIBIT 10.4
EXECUTION VERSION
DEED OF CHARGE OVER ACCOUNTS
IN RELATION TO A FACILITIES AGREEMENT
FOR UP TO S$62,000,000
DATED 7 DECEMBER, 2006
BETWEEN
GREAT WALL ACQUISITION CORPORATION
as Chargor
AND
DBS BANK LTD.
as Security Agent
ALLEN & OVERY SHOOK LIN & BOK
JOINT LAW VENTURE
Singapore

THIS DEED is dated 7 December, 2006
BETWEEN:
(1)	GREAT WALL ACQUISITION CORPORATION, a corporation organised and existing under the laws of the State of Delaware, the United States of America (the Chargor); and
(2)	DBS BANK LTD. (company registration number 196800306E) as administrative agent and security trustee for itself and the Lenders (as defined in the Facilities Agreement defined below) (the Security Agent).
WHEREAS
The Chargor enters into this Deed in connection with the Facilities Agreement (as defined below).
IT IS AGREED as follows:
1.	INTERPRETATION

1.1	Definitions

In this Deed: Act means the Conveyancing and Law of Property Act, Chapter 61 of Singapore.

Account Bank means (in respect of each Restricted Account) DBS Bank Ltd. and/or (in respect of any other account charged pursuant to Clause 2.2 of this Deed) any bank with whom such account is maintained.

Company means Chinacast Communication Holdings Limited.

Facilities Agreement means the credit facility agreement for up to S$62,000,000 dated 7 December 2006 between, inter alia, the Chargor as borrower and the Security Agent as lender and administrative agent.

Obligor means the Chargor or any person (other than the Chargor, the Security Agent and the Lenders) who is a party to any of the Loan Documents.

Party or Parties means a party or the parties to this Deed.

Receiver means a receiver and manager or a receiver, in each case, appointed under this Deed.

Related Corporation means a related corporation within the meaning of Section 6 of the Singapore Companies Act.

Restricted Account means each of the Singapore Dollar Debt Service Account and the U.S. Dollar Debt Service Account, and includes any account which is a successor to a Restricted Account on any re-numbering or re-designation of accounts and any account into which all or part of a balance from a Restricted Account is transferred for investment or administrative purposes and any replacement account and sub-account of a Restricted Account and any account combined or consolidated with a Restricted Account.

Secured Liabilities means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Borrower to the Security Agent, the Administrative Agent and any Lender under each Loan Document except for any obligation which, if it were so included, would result in this Deed contravening Section 76 of the Singapore Companies Act.

Security Assets means all the assets of the Chargor the subject of any security created by this Deed.

Security Period means the period beginning on the date of this Deed and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

Singapore means the Republic of Singapore.

Singapore Companies Act means the Companies Act, Chapter 50 of Singapore.

1.2	Construction
(a)	Terms defined, or incorporated by reference, in the Facilities Agreement have the same meaning when used in this Deed unless otherwise defined in this Deed or the context otherwise requires.

(b)	In this Deed, unless the contrary intention appears, a reference to:
(i)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(iv)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(v)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

(vi)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(vii)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(viii)	a currency is a reference to the lawful currency for the time being of the relevant country;

(ix)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(x)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Deed;

(xi)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xii)	a Loan Document or other document includes (without prejudice to any prohibition on amendments) all amendments however fundamental to that Loan Document or other document, including any amendment providing for any increase in the amount of a facility or any additional facility; and

(xiii)	a time of day is a reference to Singapore time.
(c)	A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore and notwithstanding any term of this Deed, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of this Deed, provided that nothing in this paragraph (c) shall deny the Lenders any of the benefit of all rights expressed to be in their favour under this Deed and/or under the Security Agreement.

(d)	Unless the contrary intention appears:
(i)	a reference to a Party will not include that Party if it has ceased to be a Party under this Deed;

(ii)	a word or expression used in any other Loan Document or in any notice given in connection with any Loan Document has the same meaning in that Loan Document or notice as in this Deed; and

(iii)	any obligation of the Company under the Loan Documents which is not a payment obligation remains in force for so long as any payment obligation of the Company is or may be outstanding under the Loan Documents.
(e)	The term this Security means any security created under this Deed.

(f)	If the Security Agent considers that an amount paid to a Lender under a Loan Document is capable of being avoided or otherwise set aside on the liquidation or judicial management of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

(g)	Unless the context otherwise requires, a reference to a Security Asset includes:
(i)	the proceeds of sale of that Security Asset; and

(ii)	any present and future asset of that type.

2.	CREATION OF SECURITY

2.1	General

(a)	All the security created under this Deed:
(i)	is created by the Chargor, as sole beneficial owner, in favour of the Security Agent;

(ii)	is created over the present and future assets of the Chargor of the type specified in Clause 2.2; and

(iii)	is security for the payment, discharge and performance of all the Secured Liabilities.
(b)	The Security Agent holds the benefit of this Deed on trust for the Lenders.

2.2	Credit balances

The Chargor as security for the payment or discharge of all the Secured Liabilities, charges and agrees to charge in favour of the Security Agent by way of a first fixed charge all of its rights in respect of any amount standing to the credit of any account (including any Restricted Account and any other account contemplated by this Deed) it has with any person and the debt represented by it.

3.	FURTHER ASSURANCES

The Chargor must, at its own expense, take whatever action the Security Agent or a Receiver may:
(a)	reasonably require for creating, perfecting or protecting any security intended to be created by or pursuant to this Deed;

(b)	require for facilitating the realisation of any Security Asset;

(c)	require for facilitating the exercise of any right, power or discretion exercisable, by the Security Agent or any Receiver or any of their delegates or sub-delegates in respect of any Security Asset; or

(d)	reasonably require for creating and perfecting security in favour of the Security Agent (equivalent to the security intended to be created by this Deed) over any assets of the Chargor located in any jurisdiction outside Singapore.
This includes:
(i)	the re-execution of this Deed;

(ii)	the execution of any legal mortgage, charge, transfer, conveyance, assignment or assurance of any property, whether to the Security Agent or to its nominee; and

(iii)	the giving of any notice, order or direction and the making of any filing or registration, which, in any such case, the Security Agent or a Receiver may think expedient.

4.	PRESERVATION OF SECURITY

4.1	Continuing security

This Security is a continuing security and will extend to the ultimate balance of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

4.2	Reinstatement

(a)	If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of the Chargor under this Deed will continue or be reinstated as if the discharge or arrangement had not occurred.

(b)	The Security Agent may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

4.3	Waiver of defences

The obligations of the Chargor under this Deed will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Deed (whether or not known to it or the Security Agent). This includes:
(a)	any time or waiver granted to, or composition with, any person;

(b)	any release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity, lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment (however fundamental) of a Loan Document or any other document or security; or

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Loan Document or any other document or security or the failure by any Obligor to enter into or be bound by any Loan Document.
4.4	Immediate recourse

The Chargor waives any right it may have of first requiring the Security Agent (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person or file any proof or claim in any insolvency, administration, winding-up or liquidation proceedings relative to any other Obligor or any other person before claiming from the Chargor under this Deed.

4.5	Appropriations

At any time during the Security Period, the Security Agent (or any trustee or agent on its behalf) may without affecting the liability of the Chargor under this Deed:
(a)	(i)	refrain from applying or enforcing any other moneys, security or rights held or received by the Security Agent (or any trustee or agent on its behalf) against those amounts; or
(ii)	apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise; and
(b)	hold in a suspense account any moneys received from the Chargor or on account of the Chargor’s liability under this Deed.
4.6	Non-competition

Unless:
(a)	the Security Period has expired; or

(b)	the Security Agent otherwise directs,
the Chargor will not, after a claim has been made under this Deed or by virtue of any payment or performance by it under this Deed:
(i)	be subrogated to any rights, security or moneys held, received or receivable by the Security Agent (or any trustee or agent on its behalf);

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Chargor’s liability under this Clause;

(iii)	claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with the Security Agent (or any trustee or agent on its behalf); or

(iv)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.
The Chargor must hold in trust for and immediately pay or transfer to the Security Agent any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Security Agent under this Clause.

4.7	Additional Security
(a)	This Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Security Agent.

(b)	No prior security held by the Security Agent over any Security Asset will merge into this Security.

4.8	Security held by the Chargor

The Chargor may not, without the prior consent of the Security Agent, hold any security from any other Obligor in respect of the Chargor’s liability under this Deed. The Chargor will hold any security held by it in breach of this provision on trust for the Security Agent.

5.	REPRESENTATIONS

5.1	Times for making representations

(a)	The representations set out in this Deed (including in this Clause) are made to the Security Agent and the Lenders on the date of this Deed.

(b)	Unless a representation is expressed to be given at a specific date, each representation under this Deed is deemed to be repeated by the Chargor on each date during the Security Period.

(c)	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

5.2	Nature of Security

This Deed creates those Security Interests it purports to create and is not liable to be avoided or otherwise set aside on the liquidation or administration of the Chargor or otherwise.

5.3	Stamp duties

[As at the date of this Deed, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of this Deed. ] [A&OSLB: Borrower’s Delaware counsel to confirm]

5.4	Filings

It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Deed that it has to be filed, recorded, registered or enrolled with any governmental or other regulatory authorities in any relevant jurisdiction.

5.5	Immunity
(a)	The execution by it of this Deed constitutes, and the exercise by it of its rights and performance of its obligations under this Deed will constitute, private and commercial acts performed for private and commercial purposes; and

(b)	It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to this Deed.
5.6	Security Assets

(a)	The Chargor is the sole legal and beneficial owner of the Security Assets.

(b)	The Security Assets are free from:
(i)	any Security Interest (other than any Security Interest created by this Deed); and

(ii)	any interests or claims of third parties (other than liens and rights of set-off in favour of the Account Bank which arise in respect of usual administrative and transactional fees and charges).
5.7	No adverse consequences

(a)	It is not necessary under the laws of its jurisdiction of incorporation:
(i)	in order to enable the Security Agent or any Lender to enforce its rights under this Deed; or

(ii)	by reason of the execution of any Loan Document or the performance by it of its obligations under this Deed, that any Lender should be licensed, qualified or otherwise entitled to carry on business in the Chargor’s jurisdiction of incorporation.

(b)	No Lender is or will be deemed to be resident, domiciled or carrying on business in the Chargor’s jurisdiction of incorporation by reason only of the execution, performance and/or enforcement of this Deed.

5.8	Jurisdiction/governing law

(a)	Its:
(i)	irrevocable submission under Clause 25 (Jurisdiction) to the non-exclusive jurisdiction of the courts of Singapore;

(ii)	agreement that this Deed is governed by the laws of Singapore; and

(iii)	agreement not to claim any immunity to which it or its assets may be entitled, are legal, valid and binding under the laws of its jurisdiction of incorporation.

(b)	Any judgment obtained in Singapore will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

6.	UNDERTAKINGS

6.1	Duration

The undertakings in this Clause remain in force throughout the Security Period. 6.2 Security Assets

(a)	Subject to subparagraph (b) below, the Chargor shall deliver to, and deposit with, the Security Agent, or as the Security Agent may direct, all certificates and other documents evidencing or relating to the Security Assets.

(b)	The Chargor authorises the Security Agent to:
(i)	complete, execute and serve any demands, notices and certificates as it considers appropriate in relation to the Security Assets; and

(ii)	in the case of negotiable instruments, endorse all documents necessary to constitute the Security Agent as the holder of the documents.
(c)	The Chargor must procure that all amounts of monies received by it from the Company, whether by way of dividends or any other capital restructuring exercise undertaken by the Company, are paid into the Restricted Accounts in accordance with the provisions of the Facilities Agreement.

(d)	The Company must not withdraw any sum from any Restricted Account other than in accordance with the provisions of the Facilities Agreement.

6.3	Negative Pledge

The Chargor shall not:
(a)	create or permit to subsist any Security Interest over any Security Asset;

(b)	sell, transfer, licence, lease or otherwise dispose of all or any part of its rights in or to any Security Asset;

(c)	close or otherwise terminate any Restricted Account; or

(d)	do any other act with respect to a Security Asset, or use a Security Asset in any way, which is prejudicial to the interests of the Security Agent and the Lenders, save in accordance with the provisions of the Facilities Agreement.

7.	RESTRICTED ACCOUNTS

7.1	Account Bank

Each Restricted Account must be maintained at a branch of the Account Bank approved by the Security Agent.

7.2	Representations

The Chargor represents to the Security Agent that:
(a)	it is the sole legal and beneficial owner of the credit balance from time to time in each Restricted Account; and

(b)	the credit balances charged pursuant to this Deed are free of any Security Interests (except for those created by or under this Deed) and any other rights or interests in favour of third parties.
7.3	Notice of charge

(a)	(In respect of each Restricted Account) this Deed constitutes notice in writing to the Security Agent, in its capacity as the Account Bank, of the charge over the Restricted Accounts created by this Deed.

(b)	(In respect of any other account charged pursuant to Clause 2.2 of this Deed) the Chargor must:

(i)	(if such account has been established as of the date of this Deed) (aa) immediately serve a notice of charge, substantially in the form of Part 1 of Schedule 1 (Forms of letter for Account Bank) on the relevant Account Bank and (bb) use its best endeavours to ensure that such Account Bank acknowledges the notice, substantially in the form of Part 2 of Schedule 1 (Forms of letter for Account Bank); and

(ii)	(if such account is established at any time during the Security Period) (aa) within five days serve a notice of charge, substantially in the form of Part 1 of Schedule 1 (Forms of letter for Account Bank) on the relevant Account Bank and (bb) use its best endeavours to ensure that such Account Bank acknowledges the notice, substantially in the form of Part 2 of Schedule 1 (Forms of letter for Account Bank).
7.4	Filing

The Chargor shall make timely filing and registration of this Deed in order to preserve and perfect this Security in Singapore and any other relevant jurisdictions.

7.5	Other obligations

(a)	The Chargor shall remain liable to perform all its obligations in connection with the Security Assets.

(b)	The Security Agent is not under any obligation of any kind in connection with the Security Assets nor any liability whatsoever in the event of any failure by the Chargor to perform its obligations in connection with the Security Assets.

8.	WHEN SECURITY BECOMES ENFORCEABLE

8.1	Event of Default

This Security shall become immediately enforceable after an Event of Default has occurred and is continuing and the Administrative Agent has given notice pursuant to Article VII of the Facilities Agreement.

8.2	Discretion

After this Security has become enforceable, the Security Agent may in its absolute discretion enforce all or any part of this Security as it sees fit.

8.3	Power of sale

The power of sale and other powers conferred on a mortgagee by law (including under section 24 of the Act), as amended by this Deed, will be immediately exercisable at any time after this Security has become enforceable.

9.	ENFORCEMENT OF SECURITY

9.1	General

(a)	Section 25 of the Act (restricting the power of sale) and Section 21 of the Act (restricting the right of consolidation) do not apply to this Security.

(b)	All or any of the powers, authorities and discretions which are conferred by the Act and/or this Deed either expressly or impliedly upon a Receiver may be exercised by the Security Agent without first appointing a Receiver or notwithstanding the appointment of a Receiver.

9.2	No liability as mortgagee in possession

Neither the Security Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset:
(a)	to account as mortgagee in possession or for any loss on realisation; or

(b)	for any default or omission for which a mortgagee in possession might be liable.
9.3	Privileges

Each Receiver and the Security Agent is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers duly appointed under the Act, except that Section 25 of the Act does not apply.

9.4	Protection of third parties

No person (including a purchaser) dealing with the Security Agent or a Receiver or its or his agents will be concerned to enquire:
(a)	whether the Secured Liabilities have become payable;

(b)	whether any power which the Security Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(c)	whether any money remains due under the Loan Documents; or

(d)	how any money paid to the Security Agent or to that Receiver is to be applied.
9.5	Redemption of prior mortgages

At any time after this Security has become enforceable, the Security Agent may do any or all of the following:
(a)	redeem any prior Security Interest against the Security Assets;

(b)	procure the transfer of that Security Interest to itself; and

(c)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed shall be conclusive and binding on the Security Agent.
The Chargor shall pay on demand all principal moneys, interest, costs charges and expenses in connection with any redemption and/or transfer.

9.6	Contingencies

If this Security is enforced at a time when no amounts are due under the Loan Documents but at a time when amounts may or will become so due, the Security Agent (or the Receiver) may pay the proceeds of any recoveries effected by it into a suspense account.

10.	SET-OFF

If an Event of Default has occurred and is continuing, the Security Agent may set off any obligations (whether or not matured) owed by the Chargor under this Deed (to the extent beneficially owned by the Security Agent) against any obligation (whether or not matured) owed by the Security Agent to the Chargor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Security Agent may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Security Agent may set off in an amount estimated by it in good faith to be the amount of that obligation.

11.	RECEIVER

11.1	Appointment of Receiver

(a)	Except as provided below, the Security Agent may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:
(i)	this Security has become enforceable; or

(ii)	the Chargor so requests the Security Agent in writing at any time.
(b)	Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

(c)	Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under Section 29(1) of the Act) does not apply to this Deed.

11.2	Removal

The Security Agent may by writing under its hand (subject to any requirement for an order of the court in the case of an receiver and manager) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

11.3	Remuneration

The Security Agent may fix the remuneration of any Receiver appointed by it and the maximum rate specified in Section 29(6) of the Act will not apply.

11.4	Agent of Chargor

(a)	A Receiver will be deemed to be the agent of the Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Chargor is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b)	The Security Agent will not incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

11.5	Relationship with the Security Agent

To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after this Security becomes enforceable be exercised by the Security Agent in relation to any Security Asset without first appointing a Receiver and notwithstanding the appointment of a Receiver.

12.	POWERS OF RECEIVER

12.1	General

(a)	A Receiver has all of the rights, powers and discretions conferred on the Security Agent under this Deed and the Act, and also those set out below in this Clause in addition to those conferred on it by any law.

(b)	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

12.2	Possession

A Receiver may take immediate possession of, get in and collect any Security Asset.

12.3	Borrow money

A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to this Security or otherwise and generally on any terms and for whatever purpose which he thinks fit.

12.4	Sale of assets

(a)	A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b)	The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

12.5	Compromise

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset.

12.6	Legal actions

A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which he thinks fit.

12.7	Receipts

A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

12.8	Delegation

A Receiver may delegate his powers in accordance with this Deed.

12.9	Other powers

A Receiver may:-
(a)	do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of the same; and

(c)	use the name of the Chargor for any of the above purposes.
13.	APPLICATION OF PROCEEDS

Any moneys received by the Security Agent or any Receiver after this Security has become enforceable shall be applied in the following order of priority (but without prejudice to the right of the Security Agent to recover any shortfall from the Chargor):
(a)	first, in satisfaction of, or provision for, all costs and expenses incurred by the Security Agent or any Receiver under this Deed and of all remuneration due to any Receiver under or in connection with this Deed;

(b)	second, in or towards payment of the Secured Liabilities or such part of them as is then due and payable; and

(c)	third, in payment of the surplus (if any) to the Chargor or to such other person as the Chargor may in writing direct.
14.	EXPENSES AND INDEMNITY

The Chargor must:
(a)	immediately on demand pay all costs and expenses (including legal fees on a full indemnity basis) incurred in connection with this Deed by the Security Agent, Receiver, attorney, manager, agent or other person appointed by the Security Agent under this Deed including any arising from any actual or alleged breach by any person of any law or regulation; and

(b)	keep each of them indemnified against any failure or delay in paying those costs or expenses under subclause (a) above, and any loss or liability incurred by it in connection with any litigation, arbitration or administrative proceedings concerning this Security.

15.	DELEGATION

15.1	Power of attorney

The Security Agent or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed.

15.2	Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which the Security Agent or any Receiver may think fit.

15.3	Liability

The Security Agent will not be in any way liable or responsible to the Account Bank or the Chargor (save in the case of the Security Agent’s gross negligence, wilful default or fraud) for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

16.	POWER OF ATTORNEY

16.1	Appointment of Attorney

The Chargor, by way of security, irrevocably and severally appoints the Security Agent, each Receiver and any of their delegates or sub-delegates to be its attorney or attorneys (with full power of substitution) and in its name and otherwise on its behalf (and as its act and deed) to, at any time after an Event of Default has occurred and is continuing, sign, seal, execute, deliver, perfect and do all deeds, agreements, instruments, acts and things which may be required (or which the Security Agent, the Receiver or any of their delegates or sub-delegates shall consider requisite) for carrying out any obligation imposed on the Chargor by or pursuant to this Deed, for carrying out any sale, transfer, assignment, lease or other dealings by the Security Agent, the Receiver or any of their delegates or sub-delegates, for conveying or transferring any legal estate or other interest in land or other property or otherwise, for getting in the Security Assets, and generally for enabling the Security Agent, the Receiver or any of their respective delegates or sub-delegates to exercise the respective powers, rights, authorities and discretions conferred on them or any of them by or pursuant to this Deed or by law and (without prejudice to the generality of the foregoing) to sign, seal and deliver and otherwise perfect any deed, assurance, agreement, assignment, charge, conveyance, mortgage, transfer, instrument or act which it or he may deem proper in or for the purpose of exercising any of such powers, rights, authorities and discretions.

16.2	Ratification

The Chargor ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.

16.3	Grant for Security

The power of attorney hereby granted is as regards the Security Agent, each Receiver and each of their delegates or sub-delegates (and as the Chargor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Deed to secure the propriety interests of and the performance of the obligations owed to the respective donees.

17.	CHANGES TO THE PARTIES

17.1	Successors and Assigns

This Deed is binding on the successors and assigns of the Chargor, the Security Agent and the Lenders.

17.2	Transfers by the Chargor

The Chargor may not assign, transfer, novate or dispose of any of, or any interest in, its rights and or obligations under this Deed.

17.3	Transfers by the Security Agent

The Security Agent may at any time assign, transfer, novate or dispose of any of all or any part, or any interest in, its rights and/or obligations under this Deed.

18.	DISCLOSURE OF INFORMATION

(a)	Without detracting from the Security Agent’s rights of disclosure under any law (including, under the Banking Act, Chapter 19 of Singapore), the Security Agent must keep confidential any information supplied to it by or on behalf of the Chargor in connection with the Loan Documents. However, the Security Agent is entitled to disclose information:
(i)	which is publicly available, other than as a result of a breach by the Security Agent of this Clause;

(ii)	in connection with any legal or arbitration proceedings against any Obligor;

(iii)	if required to do so under any law or regulation;

(iv)	to a governmental, banking, taxation or other regulatory authority;

(v)	to its professional advisers on a confidential basis;

(vi)	to the extent allowed under paragraph (b) below;

(vii)	to another Obligor; or

(viii)	with the agreement of the Chargor.
(b)	The Security Agent may disclose to a Related Corporation or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Deed (a participant) for the purpose of that transfer, participation or agreement:
(i)	a copy of any Loan Document; and

(ii)	any information which the Security Agent has acquired under or in connection with any Loan Document.
However, before a participant may receive any confidential information, it must agree with the Security Agent to keep that information confidential on the terms of paragraph (a) above.

(c)	This Clause supersedes any previous confidentiality undertaking given by the Security Agent in connection with this Deed prior to it becoming a Party.

19.	MISCELLANEOUS

19.1	Covenant to pay

The Chargor shall pay or discharge the Secured Liabilities in the manner provided for in the Loan Documents.

19.2	Certificates

A certificate or determination by the Security Agent of a rate or amount under the Loan Documents is, in the absence of manifest error, conclusive evidence of the matter to which it relates.

19.3	No liability of the Security Agent

The Security Agent is not liable for any loss of any kind (including any loss arising from changes in exchange rates) which may occur as a result of the exercise or purported exercise of, or any delay or neglect to exercise, any of its rights under this Deed, save in the case of the Security Agent’s gross negligence, wilful default or fraud.

19.4	Other remedies

Nothing in this Deed shall limit any rights or remedies which any Party hereto has under any other instrument.

20.	RELEASE

At the end of the Security Period, the Security Agent shall, at the request and cost of the Chargor, take whatever action is necessary to release the Security Assets from this Security.

21.	NOTICES

The provisions of Section 9.01 (Notices) of the Facilities Agreement apply to this Deed as if they were set out in full in this Deed, except that references to the Loan Documents shall be construed as if they were references to this Deed.

22.	SEVERABILITY

If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:
(a)	the legality validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)	the legality validity or enforceability in other jurisdictions of that or any other provision of this Deed.
23.	AMENDMENTS AND WAIVER

23.1	Amendments

No purported alteration, variation or amendment of this Deed shall be effective unless made in accordance with the Facilities Agreement.

23.2	Waiver and remedies cumulative

The rights of the Security Agent under this Deed:
(a)	may be exercised as often as necessary;

(b)	are cumulative and are not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.
Delay in exercising or non-exercise of any such right is not a waiver of that right.

24.	COUNTERPARTS

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

25.	JURISDICTION

25.1	Submission

For the benefit of the Security Agent, the Chargor agrees that the courts of Singapore have jurisdiction to settle any disputes in connection with this Deed and accordingly submits to the non-exclusive jurisdiction of the courts of Singapore.

25.2	Forum convenience and enforcement abroad

The Chargor:
(a)	waives objection to the courts of Singapore on grounds of inconvenient forum or otherwise as regards proceedings in connection herewith; and

(b)	agrees that a judgment or order of a court of Singapore in connection herewith is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.
25.3	Non-exclusivity

Nothing in this Clause limits the right of any Party hereto to bring proceedings against any other Party in connection herewith:
(a)	in any other court of competent jurisdiction; or

(b)	concurrently in more than one jurisdiction.
25.4	Service of Process

(a)	The Chargor irrevocably appoints BSL Corporate Services Pte Ltd of 220 Orchard Road, #05-01 Midpoint Orchard, Singapore 238852 as its agent under this Deed for service of process in any proceedings before the Singapore courts.

(b)	If BSL Corporate Services Pte Ltd is unable for any reason to act as agent for service of process, the Chargor must immediately appoint another agent on terms acceptable to the Security Agent. Failing this, the Security Agent may appoint another agent for this purpose.

(c)	The Chargor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

26.	WAIVER OF IMMUNITY

The Chargor irrevocably and unconditionally:-
(a)	agrees that if the Security Agent brings proceedings against it or its assets in relation to this Deed, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may subsequently acquire; and

(c)	consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in those proceedings.
27.	GOVERNING LAW

This Deed is governed by the laws of Singapore.
This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1
NOTICE TO AND ACKNOWLEDGMENT FROM THE ACCOUNT BANK
PART 1
Notice to the Account Bank

To:	[•]
as account bank (the Account Bank)
[DATE]
Dear Sirs,
Account No. [          ] (the Charged Account);
1.	We hereby give you notice that by a Deed of Charge over Accounts (the Deed) dated [•] made between ourselves and DBS Bank Ltd. as security agent for itself and the other lenders (the Security Agent) we have charged to the Security Agent, our right, title, benefits and interest to or in all moneys (including interest) standing to the credit of the Charged Account from time to time and the debts represented by them upon the terms and conditions set out in the Deed and the Loan Documents (as defined therein).

2.	We irrevocably authorise and instruct you from time to time, upon receipt of instructions from the Security Agent:
(a)	to pay to the Security Agent, or as it may direct, all or any monies standing to the credit of the Charged Account;

(b)	to hold all sums standing to the credit of the Charged Account to the order of the Security Agent;

(c)	to disclose to the Security Agent such information relating to the Charged Account as the Security Agent may from time to time request; and

(d)	to comply with the terms of any other written instructions or notice relating to the Deed or the Charged Account received by you from the Security Agent.
3.	We agree that you shall not be bound to enquire whether the right of the Security Agent to withdraw any monies from the Charged Account has arisen or be concerned with the propriety or regularity thereof or be concerned with notice to the contrary or be concerned with or responsible for the application of any monies received by the Security Agent.

4.	We shall remain liable to perform all our obligations in connection with the Charged Account and each credit balance standing to the credit of the Charged Account.

5.	The Security Agent is under no obligation to you in connection with the:
(a)	the Charged Account; and/or

(b)	any credit balance standing to the credit of the Charged Account,

nor shall the Security Agent incur any liability whatsoever in the event of any failure by us to perform our obligations in connection with the Charged Account or a credit balance standing to the credit of the Charged Account.
6. These instructions shall not be revoked or varied without the prior written consent of the Security Agent.
7. This notice is governed by the laws of Singapore.
8. Please acknowledge receipt of this notice by signing and returning one duplicate copy of this notice and the enclosed “Acknowledgment of Account Bank” to the Security Agent.
Yours faithfully,

For and on behalf of
GREAT WALL ACQUISITION CORPORATION

By:

Authorised signatory

PART 2
Acknowledgment of Account Bank

To:	[•]
in its capacity as Security Agent

cc:	GREAT WALL ACQUISITION CORPORATION
Dear Sirs,
Account No. [          ] (the Restricted Account);
1.	We acknowledge receipt of the attached notice from GREAT WALL ACQUISITION CORPORATION dated [ ] (the Notice) and we:
(a)	confirm that we will act in accordance with the instructions set out in the Notice;

(b)	confirm that we do not have notice of any other charge, assignment or encumbrance of the Restricted Account, currently in force, nor are we aware of any interest of any third party in the Restricted Account that is currently in force;

(c)	confirm that we will not, in our capacity as the Account Bank, exercise, in respect of the Restricted Account, any right of set-off, consolidation or counterclaim or any other right against or in respect of the Restricted Account except in respect of usual administrative and transactional fees and charges; and

(d)	understand and agree that the instructions set out therein may only be revoked or amended with your prior written consent.
2.	Capitalised terms used and not defined in this acknowledgment shall have the meaning set forth, directly or by cross-reference in the Notice.
3.	This acknowledgment is governed by the laws of Singapore.
Yours faithfully,
For and on behalf of
[•]
as account bank

By:

Authorised signatory

SIGNATORIES
The Chargor

Executed as a Deed by	)
)
the duly authorised signatory of	)
GREAT WALL ACQUISITION CORPORATION	)
in the presence of :-)

Witness’s Signature:

Name:

Address:

The Security Agent

Signed, sealed and delivered by	) )
for and on behalf of	)
DBS BANK LTD.	)
In the presence of :-)

Name of Witness: